SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 9, 2004
                                                          -----------------

                           FRANKLIN ELECTRIC CO., INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                INDIANA                    0-362            35-0827455
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     (STATE OR OTHER JURISDICTION OF    (COMMISSION      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)    FILE NUMBER)    IDENTIFICATION NO.)

             400 EAST SPRING STREET
                BLUFFTON, INDIANA                            46714
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     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                                (260) 824-2900
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



























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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On September 9, 2004, Franklin Electric Co., Inc. (the "Company") entered into a 5-year, unsecured revolving credit facility of up to $80,000.000 pursuant to that certain Credit Agreement, dated as of September 9, 2004, among the Company, Bank One, NA, as administrative agent, and the lenders named therein, with J.P. Morgan Securities, Inc., acting as the sole book runner and sole lead arranger (the "Credit Agreement"). The Credit Agreement provides that the Company may request an increase in the aggregate commitments by up to $40 million (not to exceed a total commitment of $120,000,000) subject to the conditions contained therein.
The Credit Agreement effectively replaces the Company's current $60,000,0000 revolving credit facility which was terminated on the same date. The Company currently intends to use the proceeds of any loan made pursuant to the Credit Agreement for working capital purposes, capital expenditures, and to fund acquisitions.
Under the Credit Agreement, the Company is required to pay certain fees, including a facility fee of .10 to .35 % (depending on its leverage ratio) of the aggregate commitment, which fee is payable quarterly in arrears.
The Credit Agreement contains customary affirmative and negative covenants. The affirmative covenants include financial statement, inspection of property, maintenance of insurance, compliance with laws and most favored lender obligations. The affirmative covenants also include leverage ratio and interest coverage ratio financial covenants. The negative covenants include limitations on loans or advances, acquisitions (including investments), and the granting of liens by the Company or its subsidiaries, as well as prohibitions on certain consolidations, mergers, sales and transfers of assets. The Credit Agreement also contains customary events of defaults (with customary grace periods, as applicable, for certain of those events of default). If an event of default occurs, the Credit Agreement provides that
(i) the commitments may be terminated and (ii) the loans then outstanding may be declared due and payable. For certain events of default relating to insolvency, bankruptcy or liquidation, the commitments are automatically terminated and the loans outstanding automatically become due and payable.
Up to $50,000,000 of the aggregate commitment may be borrowed as multicurrency loans, in Euros, Yen, Australian Dollars or any other agreed currency. The Credit Agreement also provides for a swing line loan sub-facility of up to $5 million and letter of credit sub-facility of up to $10 million.
Loans may be made either at (i) a Eurocurrency rate based on LIBOR plus an applicable margin of .30 to .75% (depending on the Company's leverage ratio) or (ii) an alternative base rate equal to the higher of (a) the prime rate or
(b) the sum of the federal funds effective rate plus .5%.

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Also on September 9, 2004, the Company entered into an unsecured $110,000,000 uncommitted maximum aggregate principal amount private shelf facility for a period of up to 3 years pursuant to that certain Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of September 9, 2004, with Prudential Investment Management, Inc. ("Prudential") and the purchasers named therein (the "Second A&R Shelf Agreement"). The Second A&R Shelf Agreement amended and restated the $80,000,000 Amended and Restated Note Purchase and Private Shelf Agreement, dated as of March 1, 2002, between the Company and the Prudential Insurance Company of America, as amended (the "2002 Shelf
Agreement").   The series A notes that were outstanding under the 2002 Shelf
Agreement in the original principal amount of $20,000,000 (with $14 million owing thereunder as of September 9, 2004) became outstanding under the Second A&R Shelf Agreement. The Company currently intends to use the proceeds of any private shelf note issued pursuant to the Second A&R Shelf Agreement for working capital purposes, capital expenditures, and to fund acquisitions.
The minimum principal amount of the private shelf note that can be issued under the Second A&R Shelf Agreement is $5 million with an issuance fee of ..10% of the U.S. dollar equivalent of the principal amount of the issued shelf note, payable on the date of issuance. The Second A&R Shelf Agreement also provides for other fees, including a varying leverage fee payable for periods during which the Company's consolidated total debt is equal to or greater than 40% of the Company's consolidated total capitalization. Any private shelf note issued during the issuance period may have a maturity of up to 15 years, provided that the average life for each private shelf note issued is no more than 12 years after the date of original issuance.
The private shelf notes may be issued in U.S. dollars or in the equivalent thereof at the time of issuance in Australian Dollars, Euros or Yen.
The Second A&R Shelf Agreement has customary affirmative and negative covenants for agreements of these types. The affirmative covenants include financial statement, inspection of property, maintenance of insurance, compliance with laws and most favored lender obligations. The negative covenants include limitations on loans or advances, acquisitions (including investments), and the granting of liens by the Company or its subsidiaries, as well as prohibitions on certain consolidations, mergers, sales and transfers of assets. The negative covenants also include interest coverage ratio and debt to EBITDA ratio financial covenants.
The Second A&R Shelf Agreement also contains customary events of default (with customary grace periods, as applicable, for certain of those events of default). If an event of default occurs, all payment obligations under the private shelf notes outstanding plus a yield maintenance amount (if any) may be declared due and payable. For certain events of default relating to insolvency, bankruptcy or liquidation, all payment obligations under outstanding private shelf notes plus a yield maintenance amount (if any) automatically become due and payable.







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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       FRANKLIN ELECTRIC CO., INC.
                                       ---------------------------
                                              (Registrant)




Date September 15, 2004           By /s/ Gregg C. Sengstack
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                                    Gregg C. Sengstack, Senior Vice
                                    President, Chief Financial
                                    Officer and Secretary (Principal
                                    Financial and Accounting Officer)